Exhibit 4.20

Certain confidential information contained in this document, marked by brackets and *** asterisk, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Labor Contract Renewal Letter

Party A (Employer): CASI Pharmaceuticals (China) Co., Ltd.

Legal representative or entrusted agent: Wei (Larry) Zhang

Address of company: 1701-1703 Tower 1, China Central Place, No. 81 Jianguo Street, Chaoyang district, Beijing, China

Party B (Name): Wei (Larry) Zhang

ID No. / Passport No.: [***]

Contact No.:[***]

In view of the fact that the labor contract signed by Party A and Party B on September 1, 2018 (hereinafter referred to as the original Contract) will expire on August 31, 2021, Party A and Party B hereby agree to extend the original contract as a labor contract with no fixed term through negotiation.

The other terms of the original contract remain unchanged.

This Renewal Letter is made in duplicate. It shall come into force upon being signed and sealed by both parties. Each party shall hold one copy with the same legal effect.

(Signature page)

Party A (official seal): CASI Pharmaceuticals (China) Co., Ltd.

Date: August 31, 2021

Party B: Wei (Larry) Zhang

Signature or seal:

Date: August 31, 2021